Exhibit 99.1

CONTACT:
Chris Marshall
Chief Financial Officer
Phone: (704) 554-5901
Email: cmarshall@nafhinc.com

FOR IMMEDIATE RELEASE

Capital Bank Corporation Announces Financial Results for First Quarter of 2011

RALEIGH, N.C., May 12, 2011 – Capital Bank Corporation (Nasdaq: CBKN), the parent company of Capital Bank, today reported unaudited financial results for the first quarter of 2011.

Highlights for the quarter include the following:

•
North American Financial Holdings, Inc. (“NAFH”) completed its investment of approximately $181 million in the Company through the purchase of 71,000,000 shares of the Company’s common stock on January 28, 2011 (the “NAFH Investment”);

•
In connection with the NAFH Investment, the Company’s Series A Preferred Stock and warrant to purchase shares of the Company’s common stock issued to the U.S. Treasury through the TARP were repurchased in full;

•	The Company raised an additional $4.1 million of common equity through completion of a rights offering to shareholders of record as of January 27, 2011;

•
As a result of the NAFH Investment, the Company’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio and total risk-based capital ratio increased to 9.99%, 13.18% and 13.57%, respectively, as of March 31, 2011; and

•
Net loss to common shareholders for the period of January 29 to March 31, 2011 (Successor) totaled ($574) thousand, or ($0.01) per share, and after dividends and accretion on preferred stock of $861 thousand, net loss to common shareholders for the period of January 1 to January 28, 2011 (Predecessor) totaled ($265) thousand, or ($0.02) per share.

“With the investment from North American Financial Holdings, Inc., Capital Bank is one of the most strongly capitalized banks in the Southeast and has the financial resources to do business with customers across North Carolina. We are working diligently to generate growth in core deposits and high quality loans, provide first-class service to our customers, and improve the bank’s profitability to levels expected of a high performing financial institution,” stated Gene Taylor, Chairman and CEO of the Company and NAFH.

Chris Marshall, CFO of the Company and NAFH commented, “We have received regulatory permission to combine the Company’s bank subsidiary with NAFH National Bank, which we believe will improve efficiency and profitability across the entire enterprise, and which we expect to accomplish in June. In July, we plan to convert Capital Bank to NAFH’s technology platform. Capital Bank employees will continue to serve their North Carolina customers, and over time they will have new and enhanced products to offer.”

Discussion of Financial Results

NAFH Investment

On January 28, 2011, the Company completed the issuance and sale of 71,000,000 shares of its common stock to NAFH for approximately $181 million in cash. As a result of the NAFH Investment and the Rights Offering on March 11, 2011, NAFH currently owns approximately 83% of the Company’s common stock. Also in connection with the NAFH Investment, the Company’s Series A Preferred Stock and warrant to purchase shares of common stock issued to the U.S. Treasury through the TARP were repurchased. Following the TARP Repurchase, the Series A Preferred Stock and warrant are no longer outstanding, and accordingly, the Company is no longer subject to the restrictions imposed by the terms of the Series A Preferred Stock or certain regulatory provisions that are imposed on TARP recipients.

Financial results for the first quarter of 2011 were significantly impacted by the controlling investment in the Company by NAFH. The Company is required to apply push-down accounting rules to the NAFH Investment. Accordingly, the Company’s assets and liabilities were adjusted to estimated fair value at the acquisition date, and the allowance for loan losses was eliminated at that date. Further, the Company’s operating results in periods subsequent to the acquisition date have been and will continue to be impacted by these fair value adjustments as the underlying assets and liabilities are converted in the normal course of business. The Company is still in the process of completing its fair value analysis of assets and liabilities, and final fair value adjustments may differ significantly from the preliminary estimates recorded to date.

Net Interest Income

Net interest income for the period of January 29 to March 31, 2011 (Successor), the period of January 1 to January 28, 2011 (Predecessor), and the quarter ended March 31, 2010 (Predecessor) totaled $10.0 million, $4.0 million and $12.6 million, respectively. Average earning assets decreased from $1.64 billion in the quarter ended March 31, 2010 (Predecessor) to $1.54 billion in the period of January 1 to January 28, 2011 (Predecessor) to $1.52 billion in the period of January 29 to March 31, 2011 (Successor), while net interest margin was 3.22%, 3.09% and 4.15%, respectively. Among other things, fair value adjustments, principal paydowns and charge-offs on the loan portfolio contributed to the reduction in earning assets over these periods.

Net interest margin for the period of January 1 to January 28, 2011 (Predecessor) was negatively affected by a decline in asset yields, partially offset by a decline in funding costs. Yields on earning assets fell from 5.08% for the quarter ended March 31, 2010 (Predecessor) to 4.61% for the period of January 1 to January 28, 2011 (Predecessor), and rates on total interest-bearing liabilities fell from 2.10% for the quarter ended March 31, 2010 (Predecessor) to 1.69% for the period of January 1 to January 28, 2011 (Predecessor). Net interest margin for the period of January 29 to March 31, 2011 (Successor) was primarily affected by fair value adjustments to earning assets and liabilities at acquisition. Yields and rates in the successor period reflect prevailing market yields and rates on the acquisition date in addition to subsequent activity.

Provision for Loan Losses and Asset Quality

Provision for loan losses for the period of January 29 to March 31, 2011 (Successor), the period of January 1 to January 28, 2011 (Predecessor), and the quarter ended March 31, 2010 (Predecessor) totaled $167 thousand, $40 thousand and $11.7 million, respectively. The loan loss provision in the successor period reflects estimated losses inherent in loans originated subsequent to the NAFH Investment date. Acquired loans were marked to fair value, and no provision was recorded on those loans during the successor period. As of January 28, 2011, the total fair value discount recorded exceeded 8% of outstanding loan balances at acquisition.

There were no net charge-offs recorded in the period of January 29 to March 31, 2011 (Successor). Net charge-offs totaled $40 thousand, or 0.01% of average loans, in the period of January 1 to January 28, 2011 (Predecessor) and $8.7 million, or 2.48% of average loans, in the quarter ended March 31, 2010 (Predecessor).

Loans acquired in the NAFH Investment where there was evidence of credit deterioration since origination and where it is probable that the Company will not collect all contractually required principal and interest payments are accounted for as purchased credit-impaired (“PCI”) loans. For these loans, the excess of the cash flows initially expected to be collected over the fair value of the loans at the acquisition date (i.e., the accretable yield) is accreted into interest income over the estimated remaining life of the PCI loans using the effective yield method, provided that the timing and amount of future cash flows is reasonably estimable. Accordingly, such loans are considered to be accruing because their interest income relates to the accretable yield recognized under accounting for PCI loans and not to contractual interest payments. The Company identified approximately 93% of its acquisition-date loan portfolio as PCI.

Noninterest Income

Noninterest income for the period of January 29 to March 31, 2011 (Successor), the period of January 1 to January 28, 2011 (Predecessor), and the quarter ended March 31, 2010 (Predecessor) totaled $1.3 million, $832 thousand and $2.5 million, respectively. Noninterest income in the first quarter of 2010 (Predecessor) benefited from $263 thousand of gains recorded on the sale of investment securities, while no such gains were recorded in either the successor or predecessor period in the first quarter of 2011. Additionally, income from bank-owned life insurance (“BOLI”) in the first quarter of 2010 (Predecessor) was elevated due to a higher balance and number of BOLI contracts owned during that period. The Company surrendered certain BOLI contracts on former employees and directors late in 2010. Other noninterest income for the successor period of January 29 to March 31, 2011 was negatively impacted by a $63 thousand loss recorded from a decline in stock price of an equity security that the Company marks to market through noninterest income, while the Company recorded a gain of $65 thousand from appreciation in value of this security in the first quarter of 2010 (Predecessor). Mortgage origination and other loan fees in the predecessor period of January 1 to January 28, 2011 benefited from strong demand and favorable interest rates for residential mortgage refinancing late in 2010.

Noninterest Expense

Noninterest expense for the period of January 29 to March 31, 2011 (Successor), the period of January 1 to January 28, 2011 (Predecessor), and the quarter ended March 31, 2010 (Predecessor) totaled $12.2 million, $4.2 million and $12.6 million, respectively. Expenses in the successor period were significantly impacted by a nonrecurring $3.6 million charge for contract termination fees related to the conversion and integration of the Company’s operations into a common technology platform utilized by all NAFH-owned banks. This system conversion is intended to create operating efficiencies and better position the Company for future growth.

Additionally, salaries and benefits expense increased in the successor period from the accelerated vesting of stock options and restricted shares at closing of the NAFH Investment. Salaries expense also increased in the successor period and period of January 1 to January 28, 2011 (Predecessor) from declining deferred loan costs due to lower loan origination volume. Occupancy expense was impacted in the successor period and period of January 1 to January 28, 2011 (Predecessor) from the relocation of two previously existing branch offices into larger facilities that were opened early in the first quarter of 2011. Other real estate losses and miscellaneous loan costs in the successor period were decreased by an adjustment to reduce the value of certain bank-owned properties at the NAFH Investment date. Directors’ fees were reduced significantly in the successor period as the Company’s board of directors was reconstituted post-acquisition and the Capital Bank Corporation Deferred Compensation Plan for Outside Directors was terminated. FDIC deposit insurance expense increased in the successor period and period of January 1 to January 28, 2011 (Predecessor) as Capital Bank’s assessment rate was raised in the third quarter of 2010.

Income Taxes

The income tax benefit recorded in the period of January 29 to March 31, 2011 (Successor) totaled $549 thousand and represented a 48.89% effective tax rate based on the Company’s pre-tax loss. The effective tax rate is higher than the Company’s blended federal and state statutory rates due primarily to the impact of nontaxable income from BOLI earnings and municipal bond interest. No income tax expense was recorded in the period of January 1 to January 28, 2011 (Predecessor) as prior net operating losses with a full valuation allowance were carried forward and used to offset income in the predecessor period.

***

Capital Bank Corporation, headquartered in Raleigh, N.C., with approximately $1.7 billion in total assets, offers a broad range of financial services. Capital Bank operates 32 banking offices in Asheville (4), Burlington (3), Cary (2), Clayton, Fayetteville (4), Graham, Hickory, Holly Springs, Mebane, Morrisville, Oxford, Pittsboro, Raleigh (5), Sanford (3), Siler City, Wake Forest and Zebulon. The Company’s website is http://www.capitalbank-us.com.

Forward-looking Statements

Information in this press release contains forward-looking statements. Such forward looking statements can be identified by the use of forward looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “believe,” or “continue,” or the negative thereof or other variations thereof or comparable terminology.  These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, market and economic conditions, the management of our growth, the risks associated with Capital Bank’s loan portfolio and real estate holdings, the inability to comply with the requirements in our informal memorandum of understanding with the FDIC and the North Carolina Office of the Commissioner of Banks, local economic conditions affecting retail and commercial real estate, ability to integrate our new management and directors without encountering potential difficulties, competition within the industry, dependence on key personnel, government legislation and regulation, the risks associated with identification, completion and integration of any future acquisitions, risks related to Capital Bank’s technology and information systems, the fact that the Company has experienced net losses during the last three fiscal years, risks associated with the controlling interest of NAFH in the Company, and risks associated with the limited liquidity of the Company’s common stock. Additional factors that could cause actual results to differ materially are discussed in Capital Bank Corporation’s filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Capital Bank Corporation does not undertake a duty to update any forward-looking statements in this press release.

CAPITAL BANK CORPORATION
Results of Operations

	Successor Company	Predecessor Company
	Jan. 29, 2011 to Mar. 31, 2011	Jan. 1, 2011 to Jan. 28, 2011	Three Months Ended Dec. 31, 2010	Three Months Ended Sep. 30, 2010	Three Months Ended Jun. 30, 2010	Three Months Ended Mar. 31, 2010
(Dollars in thousands except per share data)

Interest income	$12,281	$5,955	$18,327	$19,535	$19,794	$20,066
Interest expense	2,260	1,996	6,040	6,153	7,050	7,516
Net interest income	10,021	3,959	12,287	13,382	12,744	12,550
Provision for loan losses	167	40	20,011	6,763	20,037	11,734
Net interest income (loss) after provision	9,854	3,919	(7,724)	6,619	(7,293)	816
Noninterest income	1,252	832	8,004	2,500	2,514	2,531
Noninterest expense	12,229	4,155	15,129	14,210	12,380	12,590
Net income (loss) before taxes	(1,123)	596	(14,849)	(5,091)	(17,159)	(9,243)
Income tax expense (benefit)	(549)	–	18,634	3,975	(3,576)	(3,909)
Net income (loss)	(574)	596	(33,483)	(9,066)	(13,583)	(5,334)
Dividends and accretion on preferred stock	–	861	589	588	589	589
Net income (loss) attributable to common shareholders	$(574)	$(265)	$(34,072)	$(9,654)	$(14,172)	$(5,923)

Earnings (loss) per share – basic and diluted	$(0.01)	$(0.02)	$(2.59)	$(0.74)	$(1.09)	$(0.49)

End of Period Balances

	Successor Company	Predecessor Company
	Mar. 31, 2011	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010
(Dollars in thousands except per share data)

Total assets	$1,704,656	$1,585,547	$1,649,699	$1,694,336	$1,739,857
Total earning assets	1,531,366	1,537,863	1,579,489	1,602,891	1,639,864
Cash and cash equivalents	116,650	66,745	68,069	41,417	53,341
Investment securities	304,902	223,292	196,046	228,812	232,780
Loans	1,125,260	1,254,479	1,324,932	1,351,101	1,376,085
Allowance for loan losses	167	36,061	36,249	35,762	29,160
Intangible assets	48,095	1,774	2,006	2,241	2,475
Deposits	1,349,661	1,343,286	1,359,411	1,370,777	1,380,539
Borrowings	93,513	121,000	129,000	153,000	172,000
Subordinated debt	19,431	34,323	34,323	34,323	34,323
Shareholders’ equity	228,760	76,688	116,103	125,479	138,792

Per Share Data
Book value	$2.68	$2.75	$5.81	$6.54	$7.57
Tangible book value	2.11	2.61	5.65	6.36	7.38

Common shares outstanding	85,489,260	12,877,846	12,880,954	12,880,954	12,881,354

CAPITAL BANK CORPORATION
Average Balances and Yields/Rates

	Successor Company	Predecessor Company
	Jan. 29, 2011 to Mar. 31, 2011	Jan. 1, 2011 to Jan. 28, 2011	Three Months Ended Dec. 31, 2010	Three Months Ended Sep. 30, 2010	Three Months Ended Jun. 30, 2010	Three Months Ended Mar. 31, 2010
(Dollars in thousands)

Average Balances
Total assets	$1,693,890	$1,592,750	$1,648,467	$1,665,975	$1,719,240	$1,732,940
Total earning assets	1,520,847	1,542,617	1,577,651	1,578,241	1,623,279	1,639,214
Investment securities	242,622	223,854	198,524	218,883	230,138	231,916
Loans	1,138,367	1,249,787	1,295,748	1,342,835	1,373,613	1,393,169
Deposits	1,340,741	1,350,336	1,366,905	1,345,562	1,382,527	1,374,520
Borrowings	98,599	120,032	126,130	150,478	153,264	170,956
Subordinated debt	19,313	34,323	34,323	34,323	34,323	31,232
Shareholders’ equity	226,423	78,724	110,788	125,103	136,949	140,907

Yields/Rates 1
Yield on earning assets	5.07%	4.61%	4.68%	5.04%	4.99%	5.08%
Cost of interest-bearing liabilities	1.04	1.69	1.71	1.76	1.97	2.10
Net interest spread	4.03	2.92	2.97	3.28	3.02	2.98
Net interest margin	4.15	3.09	3.16	3.48	3.25	3.22

1	Annualized and on a fully taxable equivalent basis.

Loan Portfolio and Asset Quality

	Successor Company	Predecessor Company
	Mar. 31, 2011	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010
(Dollars in thousands)

Commercial real estate:
Construction and land development	$274,541	$350,587	$391,749	$471,297	$456,448
Real estate – non-owner occupied	275,005	283,943	274,635	211,234	240,177
Real estate – owner occupied	163,934	170,470	178,920	179,979	186,067
Total commercial real estate	713,480	805,000	845,304	862,510	882,692
Consumer real estate:
Residential mortgage	172,574	173,777	171,792	169,983	165,362
Home equity lines	79,253	89,178	92,944	93,717	96,556
Total consumer real estate	251,827	262,955	264,736	263,700	261,918
Commercial and industrial	118,510	145,435	165,526	175,247	181,111
Consumer	6,416	6,163	6,683	6,962	7,617
Other	33,759	33,742	41,601	41,757	42,002
	1,123,992	1,253,295	1,323,850	1,350,176	1,375,340
Deferred loan fees and origination costs, net	1,268	1,184	1,082	925	745
	$1,125,260	$1,254,479	$1,324,932	$1,351,101	$1,376,085

Asset Quality Ratios
Nonperforming loans to total loans	6.61%	5.73%	5.28%	5.54%	4.23%
Nonperforming assets to total assets	5.22	5.69	5.32	5.37	4.24
Allowance for loan losses to total loans, predecessor	N/A	2.87	2.74	2.65	2.12
Allowance to nonperforming loans, predecessor	N/A	50.12	51.84	47.76	50.10

CAPITAL BANK CORPORATION
Allowance for Loan Losses

	Successor Company	Predecessor Company
	Jan. 29, 2011 to Mar. 31, 2011	Jan. 1, 2011 to Jan. 28, 2011	Three Months Ended Dec. 31, 2010	Three Months Ended Sep. 30, 2010	Three Months Ended Jun. 30, 2010	Three Months Ended Mar. 31, 2010
(Dollars in thousands)

Balance at beginning of period	$–	$36,061	$36,249	$35,762	$29,160	$26,081
Loans charged off	–	(49)	(20,316)	(6,863)	(13,483)	(8,758)
Recoveries	–	9	117	587	48	103
Net charge-offs	–	(40)	(20,199)	(6,276)	(13,435)	(8,655)
Provision for loan losses	167	40	20,011	6,763	20,037	11,734
Balance at end of period, predecessor	$–	$36,061	$36,061	$36,249	$35,762	$29,160

Acquisition adjustment	–	(36,061)	–	–	–	–
Balance at end of period, successor	$167	$–	$–	$–	$–	$–

Net charge-offs to average loans	N/A	0.01%	6.24%	1.87%	3.91%	2.48%

Capital Ratios

	Successor Company	Predecessor Company
	Mar. 31, 2011	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010

Tangible equity to tangible assets	11.56%	4.73%	6.92%	7.28%	7.85%
Tangible common equity to tangible assets	11.56	2.12	4.42	4.84	5.47
Tier 1 leverage 1	9.99	6.39	7.56	7.75	8.80
Tier 1 risk-based capital 1	13.18	8.02	8.99	9.10	10.24
Total risk-based capital 1	13.57	9.55	10.50	10.60	11.73

1	Regulatory capital ratios as of March 31, 2011 are estimated.

CAPITAL BANK CORPORATION
CONSOLIDATED BALANCE SHEETS
	Successor Company	Predecessor Company
	Mar. 31, 2011	Dec. 31, 2010
(Dollars in thousands)	(Unaudited)

Assets
Cash and cash equivalents:
Cash and due from banks	$16,870	$13,646
Interest-bearing deposits with banks	99,780	53,099
Total cash and cash equivalents	116,650	66,745
Investment securities:
Investment securities – available for sale, at fair value	296,632	214,991
Other investments	8,270	8,301
Total investment securities	304,902	223,292
Mortgage loans held for sale	1,424	6,993
Loans:
Loans – net of unearned income and deferred fees	1,125,260	1,254,479
Allowance for loan losses	(167)	(36,061)
Net loans	1,125,093	1,218,418
Other real estate	14,535	18,334
Premises and equipment, net	27,098	25,034
Goodwill	30,994	–
Other intangible assets, net	4,813	1,774
Deferred tax asset	54,529	–
Other assets	24,618	24,957
Total assets	$1,704,656	$1,585,547

Liabilities
Deposits:
Demand, noninterest checking	$119,742	$116,113
NOW accounts	189,340	185,782
Money market accounts	146,543	137,422
Savings accounts	31,794	30,639
Time deposits	862,242	873,330
Total deposits	1,349,661	1,343,286
Borrowings	93,513	121,000
Subordinated debt	19,431	34,323
Other liabilities	13,291	10,250
Total liabilities	1,475,896	1,508,859

Shareholders’ Equity
Preferred stock, $1,000 par value; 100,000 shares authorized; 41,279 shares issued and outstanding (liquidation preference of $41,279) at December 31, 2010	–	40,418
Common stock, no par value; 300,000,000 shares authorized; 85,489,260 and 12,877,846 shares issued and outstanding	227,961	145,594
Accumulated deficit	(574)	(108,027)
Accumulated other comprehensive income (loss)	1,373	(1,297)
Total shareholders’ equity	228,760	76,688
Total liabilities and shareholders’ equity	$1,704,656	$1,585,547

CAPITAL BANK CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Successor Company	Predecessor Company
	Jan. 29, 2011 to Mar. 31, 2011	Jan. 1, 2011 to Jan. 28, 2011	Three Months Ended Mar. 31, 2010
(Dollars in thousands except per share data)

Interest income:
Loans and loan fees	$11,056	$5,479	$17,411
Investment securities:
Taxable interest income	990	391	2,026
Tax-exempt interest income	159	74	601
Dividends	29	–	18
Federal funds and other interest income	47	11	10
Total interest income	12,281	5,955	20,066
Interest expense:
Deposits	1,774	1,551	6,151
Borrowings and repurchase agreements	486	445	1,365
Total interest expense	2,260	1,996	7,516
Net interest income	10,021	3,959	12,550
Provision for loan losses	167	40	11,734
Net interest income after provision for loan losses	9,854	3,919	816
Noninterest income:
Service charges and other fees	548	291	868
Bank card services	300	174	415
Mortgage origination and other loan fees	263	210	327
Brokerage fees	96	78	187
Bank-owned life insurance	20	10	239
Net gain on sale of investment securities	–	–	263
Other	25	69	232
Total noninterest income	1,252	832	2,531
Noninterest expense:
Salaries and employee benefits	3,957	1,977	5,400
Occupancy	1,140	548	1,502
Furniture and equipment	544	275	745
Data processing and telecommunications	276	180	517
Advertising and public relations	181	131	430
Office expenses	229	93	332
Professional fees	335	190	475
Business development and travel	246	87	267
Amortization of other intangible assets	191	62	235
ORE losses and miscellaneous loan costs	523	176	1,317
Directors’ fees	40	68	298
FDIC deposit insurance	563	266	665
Contract termination fees	3,581	–	–
Other	423	102	407
Total noninterest expense	12,229	4,155	12,590
Net income (loss) before income taxes	(1,123)	596	(9,243)
Income tax benefit	(549)	–	(3,909)
Net income (loss)	(574)	596	(5,334)
Dividends and accretion on preferred stock	–	861	589
Net loss attributable to common shareholders	$(574)	$(265)	$(5,923)

Net loss per common share – basic	$(0.01)	$(0.02)	$(0.49)
Net loss per common share – diluted	$(0.01)	$(0.02)	$(0.49)

CAPITAL BANK CORPORATION
Average Balances, Interest Earned or Paid, and Interest Yields/Rates
Tax Equivalent Basis 1

	Successor Company			Predecessor Company
	Period of Jan. 29 to Mar. 31, 2011			Period of Jan. 1 to Jan. 28, 2011			Three Months Ended Mar. 31, 2010
(Dollars in thousands)	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate
Assets
Loans 2	$1,139,698	$11,155	6.06%	$1,253,296	$5,530	5.20%	$1,393,169	$17,562	5.11%
Investment securities 3	242,840	1,254	3.10	225,971	504	2.68	225,819	2,956	5.24
Interest-bearing deposits	138,309	47	0.21	63,350	11	0.20	20,226	10	0.20
Total interest-earning assets	1,520,847	$12,456	5.07%	1,542,617	$6,045	4.61%	1,639,214	$20,528	5.08%
Cash and due from banks	16,373			16,112			19,450
Other assets	156,724			70,195			102,321
Allowance for loan losses	(54)			(36,174)			(28,045)
Total assets	$1,693,890			$1,592,750			$1,732,940

Liabilities and Equity
NOW and money market accounts	$344,189	$418	0.75%	$334,668	$211	0.74%	$342,048	$886	1.05%
Savings accounts	31,521	6	0.12	30,862	3	0.11	28,992	10	0.14
Time deposits	851,424	1,350	0.98	870,146	1,337	1.81	871,507	5,255	2.45
Total interest-bearing deposits	1,227,134	1,774	0.89	1,235,676	1,551	1.48	1,242,547	6,151	2.01
Borrowed funds	98,599	254	1.59	120,032	343	3.36	170,956	1,145	2.72
Subordinated debt	19,313	232	7.43	34,323	102	3.50	31,232	218	2.83
Repurchase agreements	–	–	–	–	–	–	4,667	2	0.17
Total interest-bearing liabilities	1,345,046	$2,260	1.04%	1,390,031	$1,996	1.69%	1,449,402	$7,516	2.10%
Noninterest-bearing deposits	113,607			114,660			131,973
Other liabilities	8,814			9,635			10,658
Total liabilities	1,467,467			1,514,326			1,592,033
Shareholders’ equity	226,423			78,424			140,907
Total liabilities and shareholders’ equity	$1,693,890			$1,592,750			$1,732,940

Net interest spread 4			4.03%			2.92%			2.98%
Tax equivalent adjustment		$175			$90			$462
Net interest income and net interest margin 5		$10,196	4.15%		$4,049	3.09%		$13,012	3.22%

1	The tax equivalent basis is computed using a federal tax rate of 34%.
2	Loans include mortgage loans held for sale in addition to nonaccrual loans for which accrual of interest has not been recorded.
3	The average balance for investment securities excludes the effect of their mark-to-market adjustment, if any.
4	Net interest spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
5	Net interest margin represents net interest income divided by average interest-earning assets.